UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  June 26, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06            Material Impairments

As of June 26, 2006, the Company reached a settlement with the plaintiffs in the case entitled Daniel J. Towslee, et. al. v. TRC Companies, Inc., King County Superior Court Case No. 06-2-01403-1SEA. Pursuant to the settlement, plaintiffs will pay the Company $1.3 million, and the Company will transfer all of the assets of Pacific Land Design, Inc. and Pacific Land Design Roseville, Inc. to an entity designated by plaintiffs. In addition, the settlement includes releases from all claims related to the Stock Purchase Agreement and Employment Agreements related to the Company’s purchase of PacLand including further payments under the Stock Purchase Agreement and Promissory Notes issued in connection with the transaction. As a result of the settlement reached with the plaintiffs, the Company expects to record a loss on the disposition of PacLand of approximately $4.5 million in the fourth quarter of fiscal 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006		TRC Companies, Inc.

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and Chief Financial Officer